EXHIBIT 99.1
Platform Specialty Products Corporation
Announces Third Quarter of 2017 Financial Results
West Palm Beach, Fla., November 2, 2017 -- Platform Specialty Products Corporation (NYSE: PAH) (“Platform” or the “Company”), a global, diversified specialty chemicals company, today announced its financial results for the third quarter ended September 30, 2017.
Highlights for third quarter 2017 (compared with third quarter 2016):

•	Net sales increased 2% to $904 million

•	GAAP fully diluted loss per share of $0.24; adjusted earnings per share of $0.17, an increase of 18%

•	Reported net loss attributable to common stockholders of $69 million

•	Adjusted EBITDA increased 3% to $197 million

•	Reaffirming full year 2017 adjusted EBITDA guidance of $810 million to $830 million

•	Separation plan on track for mid-2018
Executive Commentary
Chief Executive Officer Rakesh Sachdev said, “Our results for the third quarter of 2017 demonstrated our ability to grow despite near term macro challenges in some of our end-markets. In our Performance Solutions business, continued industry demand for electronic and automotive components and a further stabilization of our offshore energy business helped drive mid-single-digit organic sales growth in the segment. In our Ag business, we experienced delayed purchasing activity caused by drought conditions in Brazil. which were partially offset by strong growth of crop protection products in North America."

Mr. Sachdev continued, “Third quarter performance also demonstrated our consistent ability to execute against our business plans and cost management initiatives. During the quarter, we saw adjusted EBITDA increase at a greater rate than net sales. Our Ag business was able to improve margins on a constant currency basis, despite seeing a sales decline. In our Performance Solutions business, earnings grew as a result of increased sales in most of our business lines and continued cost synergy realization plans despite pressure from raw material price increases and an unfavorable mix shift. Looking toward the rest of 2017, we are reaffirming our full year adjusted EBITDA guidance of $810 to $830 million as we expect solid year over year growth in both our business segments.”

“As our businesses continue to perform well against our commitments, we are excited about the progress we are making towards separating Platform into two stand-alone public companies. We believe this is a great opportunity to unlock value for our shareholders and our teams are working expeditiously towards a successful separation in mid-2018,” Mr. Sachdev added.
Third quarter 2017 Income Statement Highlights (compared with third quarter 2016):

•
Net sales on a reported basis for the third quarter of 2017 were $904 million, an increase of 2%. Organic sales, which excludes the impact of currency changes, certain metal prices, acquisitions and/ or divestitures, decreased 1%.

◦	MacDermid Performance Solutions (the Performance Solutions segment): net sales increased 6% to $481 million. Organic sales increased 4%.

◦	Arysta LifeScience (the Agricultural Solutions segment): net sales decreased 3% to $424 million. Organic sales decreased 5%.

•	Reported net loss attributable to common stockholders for the third quarter of 2017 was $69 million, as compared to a net income of $105 million.

•	Adjusted EBITDA for the third quarter of 2017 was $197 million, an increase of 3%. On a constant currency basis, adjusted EBITDA increased 1%.

◦	MacDermid Performance Solutions: Adjusted EBITDA was $116 million, an increase of 5%. On a constant currency basis, adjusted EBITDA increased 4%.

◦	Arysta LifeScience: Adjusted EBITDA was $81 million, an increase of 1%. On a constant currency basis, adjusted EBITDA decreased 3%.

◦	Adjusted EBITDA margin for the combined company improved by 39 basis points to 21.7%. On a constant currency basis, adjusted EBITDA margin improved by 24 basis points.

•	Additional cost synergies within the Performance Solutions segment of $4 million were achieved in the third quarter of 2017 from the ongoing integration.

•	Third quarter 2017 earnings per share performance:

◦	GAAP fully diluted loss per share was $0.24, as compared to a loss of $0.15.

◦	Adjusted earnings per share was $0.17, an improvement of $0.03 per share.
2017 Guidance Reaffirmed
Platform reaffirms its previously provided adjusted EBITDA guidance for 2017 in the range of $810 million to $830 million, as compared to $769 million in 2016. This guidance for 2017 is based on foreign exchange rates as of September 30, 2017.
Conference Call
Platform will host a webcast/dial-in conference call to discuss its third quarter of 2017 financial results at 8:30 a.m. (Eastern Time) on Thursday, November 2, 2017. Participants on the call will include Rakesh Sachdev, Chief Executive Officer; John P. Connolly, Chief Financial Officer; Benjamin Gliklich, Executive Vice President - Operations and Strategy; Scot R. Benson, President - Performance Solutions and Diego Lopez Casanello, President - Agricultural Solutions.
To listen to the call by telephone, please dial (855) 357-3116 (domestic) or (484) 365-2867 (international) and provide the Conference ID: 3299659. The call will be simultaneously webcast at www.platformspecialtyproducts.com. A replay of the webcast will be available for three weeks shortly after completion of the live call at www.platformspecialtyproducts.com.
About Platform
Platform is a global, diversified producer of high-technology specialty chemicals and provider of technical services. The business involves the formulation of a broad range of solutions-oriented specialty chemicals, which are sold into multiple industries, including automotive, agriculture, animal health, electronics, graphic arts, and offshore oil and gas production and drilling. More information on Platform is available at www.platformspecialtyproducts.com.
Forward-Looking Statements
This release is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 as it contains "forward-looking statements" within the meaning of the federal securities laws. These statements will often contain words such as "expect," "anticipate," "project," "will," "should," "believe," "intend," "plan," "estimate" and similar expressions, and relate, without limitation, to Platform's plan to separate its Agricultural Solutions business and create two independent companies following the proposed separation, the expected structure and timing of the proposed separation and its anticipated benefits, as well as Platform's adjusted EBITDA and adjusted earnings per share, expected or estimated organic and net sales, meeting financial and/or strategic goals and objectives, including Platform's full year 2017 guidance, segment adjusted EBITDA, net interest expense, income tax provision, cash flow from operations, full year cash interest, taxes and capital expenditures, restructuring costs and other non-cash charges, outlook for the Company's markets and the demand for its products, free cash flows, gross, operating and adjusted EBITDA margin requirements and expansion, performance trends, extending into new markets, bank leverage ratios, the success of new product introductions, growth in costs and expenses, the impact of commodities and currencies costs, and the Company's ability to manage its risk in these areas, the Company’s ability to identify, hire and retain executives and other qualified employees, the Company’s assessment over its internal control over financial reporting, and the impact of acquisitions, divestitures, restructurings, refinancings, and other unusual items, including Platform's ability to raise new debt and equity and to integrate and obtain the anticipated benefits, results and synergies from its consummated acquisitions and related strategic initiatives. These projections and statements are based on management's estimates and assumptions with respect to future events and financial performance, and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors, which include, among others, Platform’s ability to successfully complete the proposed separation and realize the anticipated benefits from it, the final structure and timing for completion of the proposed separation, adverse effects on the two companies’ business operations or financial results and the market price of Platform's shares as a result of the completion of the proposed separation and/or announcement and completion of related transactions, market volatility, legal, tax and regulatory requirements, unanticipated delays and transaction expenses, the impact of the proposed separation on Platform's employees, customers and suppliers, the ability of the two companies to operate independently following the proposed separation, the diverting of management’s attention from Platform’s ongoing business operations; overall global economic and business conditions impacting the businesses of the two companies, as well as capital markets and liquidity, and the possibility of more attractive strategic options arising in the future. Additional information concerning these and other factors that could cause actual results to vary is, or will be, included in Platform's periodic and other reports filed with the Securities and Exchange Commission, including Platform's annual report on Form 10-K for the fiscal year ended December 31, 2016. Platform undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2017	2016	2017	2016
Net sales	$904.3	$890.5	$2,707.2	$2,635.9
Cost of sales	533.2	515.4	1,557.8	1,524.1
Gross profit	371.1	375.1	1,149.4	1,111.8
Operating expenses:
Selling, technical, general and administrative	264.2	274.3	806.1	823.5
Research and development	23.4	20.9	70.1	61.3
Total operating expenses	287.6	295.2	876.2	884.8
Operating profit	83.5	79.9	273.2	227.0
Other (expense) income:
Interest expense, net	(85.6)	(98.5)	(260.0)	(289.7)
Foreign exchange loss	(24.9)	(10.3)	(97.4)	(56.5)
Other (expense) income, net	(1.8)	115.2	1.6	108.3
Total other (expense) income	(112.3)	6.4	(355.8)	(237.9)
(Loss) income before income taxes and non-controlling interests	(28.8)	86.3	(82.6)	(10.9)
Income tax expense	(37.5)	(20.4)	(67.3)	(65.7)
Net (loss) income	(66.3)	65.9	(149.9)	(76.6)
Net (income) loss attributable to the non-controlling interests	(2.9)	5.9	(4.8)	4.7
Net (loss) income attributable to stockholders	(69.2)	71.8	(154.7)	(71.9)
Gain on amendment of Series B Convertible Preferred Stock	—	32.9	—	32.9
Net (loss) income attributable to common stockholders	$(69.2)	$104.7	$(154.7)	$(39.0)
(Loss) earnings per share
Basic	$(0.24)	$0.45	$(0.54)	$(0.17)
Diluted	$(0.24)	$(0.15)	$(0.54)	$(0.71)
Weighted average common shares outstanding
Basic	286.7	234.4	285.8	231.2
Diluted	286.7	264.5	285.8	253.3

PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
(in millions)	2017	2016
Assets
Cash and cash equivalents	$390.9	$422.6
Accounts receivable, net	1,133.9	1,054.8
Inventories	556.7	416.4
Prepaid expenses	54.6	71.3
Other current assets	160.5	106.1
Total current assets	2,296.6	2,071.2
Property, plant and equipment, net	452.4	460.5
Goodwill	4,367.5	4,178.9
Intangible assets, net	3,193.6	3,233.3
Other assets	128.5	110.2
Total assets	$10,438.6	$10,054.1
Liabilities & stockholders' equity
Accounts payable	$427.4	$383.6
Current installments of long-term debt and revolving credit facilities	90.0	116.1
Accrued salaries, wages and employee benefits	89.2	103.5
Accrued income taxes payable	73.7	82.5
Accrued expenses and other current liabilities	440.1	397.0
Total current liabilities	1,120.4	1,082.7
Debt and capital lease obligations	5,332.7	5,122.9
Pension and post-retirement benefits	71.5	73.8
Deferred income taxes	671.1	663.2
Contingent consideration	79.0	75.8
Other liabilities	145.0	145.9
Total liabilities	7,419.7	7,164.3
Stockholders' equity
Preferred stock - Series A	—	—
Common stock: 400.0 shares authorized (2017: 287.1 shares issued; 2016: 284.2 shares issued)	2.9	2.8
Additional paid-in capital	4,025.9	3,981.3
Treasury stock (2017: 0.0 shares)	(0.1)	—
Accumulated deficit	(728.2)	(573.5)
Accumulated other comprehensive loss	(410.0)	(674.5)
Total stockholders' equity	2,890.5	2,736.1
Non-controlling interests	128.4	153.7
Total equity	3,018.9	2,889.8
Total liabilities and stockholders' equity	$10,438.6	$10,054.1

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PLATFORM SPECIALTY PRODUCTS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended			Nine Months Ended
(in millions)	September 30, 2017	June 30, 2017	March 31, 2017	September 30, 2017	September 30, 2016
Cash flows from operating activities:
Net loss	$(66.3)	$(60.0)	$(23.6)	$(149.9)	$(76.6)
Reconciliation of net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	92.5	87.0	85.9	265.4	254.9
Deferred income taxes	(17.3)	(5.7)	(14.2)	(37.2)	(57.8)
Amortization of inventory step-up	—	—	—	—	11.7
Foreign exchange loss	39.3	56.5	13.7	109.5	51.7
Gain on settlement agreement related to Series B Convertible Preferred Stock	—	—	—	—	(103.0)
Other, net	10.7	28.4	12.8	51.9	49.1
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	60.2	25.3	(120.1)	(34.6)	(61.9)
Inventories	(13.2)	(2.6)	(83.9)	(99.7)	(34.1)
Accounts payable	(10.9)	8.2	32.9	30.2	(66.3)
Accrued expenses	19.4	1.2	(15.9)	4.7	9.5
Prepaid expenses and other current assets	7.1	(20.1)	(2.1)	(15.1)	1.8
Other assets and liabilities	(24.8)	(11.0)	(5.9)	(41.7)	(3.0)
Net cash flows provided by (used in) operating activities	96.7	107.2	(120.4)	83.5	(24.0)
Cash flows from investing activities:
Capital expenditures	(12.7)	(13.8)	(14.9)	(41.4)	(32.8)
Investment in registrations of products	(7.7)	(5.2)	(12.9)	(25.8)	(22.4)
Proceeds from disposal of property, plant and equipment	10.3	—	4.0	14.3	12.5
Other, net	(15.2)	(3.6)	(1.6)	(20.4)	5.2
Net cash flows used in investing activities	(25.3)	(22.6)	(25.4)	(73.3)	(37.5)
Cash flows from financing activities:
Change in lines of credit, net	(100.2)	(19.1)	89.0	(30.3)	18.9
Debt (payments) proceeds, net of discount and premium	(0.3)	1,927.6	—	1,927.3	—
Repayments of borrowings	(8.8)	(1,937.7)	(9.0)	(1,955.5)	(26.0)
Proceeds from issuance of common stock, net	0.9	—	—	0.9	391.5
Change in on-balance sheet factoring arrangements	(7.0)	(0.9)	6.0	(1.9)	(45.5)
Other, net	(1.2)	(2.6)	(6.0)	(9.8)	(1.5)
Net cash flows (used in) provided by financing activities	(116.6)	(32.7)	80.0	(69.3)	337.4
Effect of exchange rate changes on cash and cash equivalents	9.0	8.8	9.6	27.4	6.0
Net (decrease) increase in cash and cash equivalents	(36.2)	60.7	(56.2)	(31.7)	281.9
Cash and cash equivalents at beginning of period	427.1	366.4	422.6	422.6	432.2
Cash and cash equivalents at end of period	$390.9	$427.1	$366.4	$390.9	$714.1

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PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION
(Unaudited)

I. UNAUDITED SEGMENT RESULTS
	Three Months Ended September 30,			Constant Currency		Organic
(in millions)	2017	2016	% Change	2017	% Change	% Change
Net Sales
Performance Solutions	$480.6	$454.9	6%	$474.9	4%	4%
Agricultural Solutions	423.7	435.6	(3)%	414.6	(5)%	(5)%
Total	$904.3	$890.5	2%	$889.5	—%	(1)%
Adjusted EBITDA
Performance Solutions	$115.5	$109.9	5%	$114.3	4%
Agricultural Solutions	81.1	80.2	1%	77.7	(3)%
Total	$196.6	$190.1	3%	$192.0	1%
Adjusted EBITDA Margin
Performance Solutions	24.0%	24.2%	(13) bps	24.1%	(9) bps
Agricultural Solutions	19.1%	18.4%	73 bps	18.7%	33 bps
Total	21.7%	21.3%	39 bps	21.6%	24 bps

Adjusted EBITDA excluding corporate costs
Performance Solutions	$123.2	$117.8	5%	$122.0	4%
Agricultural Solutions	$88.7	$88.0	1%	$85.3	(3)%
Adjusted EBITDA Margin excluding corporate costs
Performance Solutions	25.6%	25.9%	(27) bps	25.7%	(21) bps
Agricultural Solutions	20.9%	20.2%	73 bps	20.6%	37 bps

	Nine Months Ended September 30,			Constant Currency		Organic
(in millions)	2017	2016	% Change	2017	% Change	% Change
Net Sales
Performance Solutions	$1,390.0	$1,312.9	6%	$1,402.4	7%	5%
Agricultural Solutions	1,317.2	1,323.0	—%	1,301.8	(2)%	(2)%
Total	$2,707.2	$2,635.9	3%	$2,704.2	3%	2%
Adjusted EBITDA
Performance Solutions	$320.5	$290.7	10%	$325.2	12%
Agricultural Solutions	274.4	260.7	5%	276.6	6%
Total	$594.9	$551.4	8%	$601.8	9%
Adjusted EBITDA Margin
Performance Solutions	23.1%	22.1%	92 bps	23.2%	105 bps
Agricultural Solutions	20.8%	19.7%	112 bps	21.2%	154 bps
Total	22.0%	20.9%	105 bps	22.3%	133 bps

Adjusted EBITDA excluding corporate costs
Performance Solutions	$343.3	$315.2	9%	$348.0	10%
Agricultural Solutions	$297.2	$285.1	4%	$299.4	5%
Adjusted EBITDA Margin excluding corporate costs
Performance Solutions	24.7%	24.0%	69 bps	24.8%	80 bps
Agricultural Solutions	22.6%	21.5%	101 bps	23.0%	145 bps

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PLATFORM SPECIALTY PRODUCTS CORPORATION
ADDITIONAL FINANCIAL INFORMATION (continued)
(Unaudited)

II. UNAUDITED CAPITAL STRUCTURE
(in millions)		Maturity	Coupon	September 30, 2017
Instrument
Corporate Revolver ($500M)		6/7/2019		$25.0
Term Loan B5 - USD	(1)	6/7/2020	L + 350	603.9
Term Loan B6 - USD	(1) (2)	6/7/2023	L + 300	1,224.8
Term Loan C4 - EUR	(1)	6/7/2020	E + 325	818.6
Term Loan C5 - EUR	(1) (2)	6/7/2023	E + 275	763.9
Other Secured Debt				16.6
Total First Lien Debt				3,452.8
10.375% Senior Notes due 2021		5/1/2021	10.375%	500.0
6.5% Senior Notes due 2022		2/1/2022	6.5%	1,100.0
6.0% Senior Notes due 2023 (Euro)		2/1/2023	6.0%	413.4
Other Unsecured Debt				32.4
Total Unsecured Debt				2,045.8
Total Debt				5,498.6
Cash Balance as of 9/30/2017				390.9
Net Debt				$5,107.7
Adjusted Shares Outstanding	(3)			300.2
Market Capitalization	(4)			$3,347.2
Total Capitalization				$8,454.9

(1)
Platform swapped certain of its floating term loans to fixed rate including $1.14 billion of its USD tranches and €280 million of its Euro tranches. At September 30, 2017, approximately 36% of debt was floating and 64% was fixed.

(2)
These term loans mature on June 7, 2023, provided that the Company prepays, redeems or otherwise retires and/or refinances in full its 6.50% USD Senior Notes due 2022, as permitted under its Amended and Restated Credit Agreement, on or prior to November 2, 2021, otherwise the maturity reverts to November 2, 2021.

(3)	See "Calculation of Non-GAAP Adjusted Common Shares at September 30, 2017 and 2016 (Unaudited)" following the Adjusted Earnings Per Share table.
(4)	Based on Platform's closing price of $11.15 at September 30, 2017.

III. SELECTED FINANCIAL DATA
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2017	2016	2017	2016
Interest Expense	$86.8	$99.1	$262.5	$294.3
Interest Paid	90.5	103.3	253.8	286.1
Income Tax Expense	37.5	20.4	67.3	65.7
Income Taxes Paid	23.6	31.7	107.8	85.7
Capital Expenditures	12.7	10.2	41.4	32.8
Investment in Registrations of Products	7.7	7.0	25.8	22.4
Proceeds from disposal of property, plant and equipment	10.3	0.4	14.3	12.5

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IV. Non-GAAP Measures
For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statements of cash flows of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented.
To supplement the financial measures prepared in accordance with GAAP, Platform has provided in this release the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA guidance, adjusted earnings (loss) per share, and organic sales growth. Platform also evaluates and presents its results of operations on a constant currency basis. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis in terms of absolute performance, trends and expected future performance with respect to the Company’s business. Management believes that these non-GAAP measures provide investors with an additional perspective on trends and underlying operating results on a period-to-period comparable basis.  Platform also believes that investors find this information helpful in understanding the ongoing performance of its operations separate from items that may have a disproportionate positive or negative impact on Platform's financial results in any particular period.  However, non-GAAP financial measures are not prepared in accordance with GAAP, as they exclude certain items as described herein, and may not be indicative of the results that the Company expects to recognize for future periods. In addition, these non-GAAP financial measures may differ from measures that other companies may use. This non-GAAP information, however, is supplemental in nature and should not be considered in isolation, or a substitute for, or superior to, the related financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures included herein.
A reconciliation of non-GAAP to GAAP financial measures has been provided in the financial tables as part of this release. The Company only provides adjusted EBITDA guidance and organic sales growth potential on a non-GAAP basis and does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments that could be made for restructuring, integration and acquisition-related expenses, share-based compensation amounts, adjustments to inventory and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.
Constant Currency:
The Company discloses operating results from net sales through operating profit on a constant currency basis, by adjusting to exclude the impact of changes due to the translation of foreign currencies of its international locations into U.S. Dollar. Management believes this non-GAAP financial information facilitates period-to-period comparison in the analysis of trends in business performance, thereby providing valuable supplemental information regarding its results of operations, consistent with how the Company internally evaluates its financial results.
The impact of foreign currency is calculated by converting the Company's current-period local currency financial results into U.S. Dollar using the prior period's exchange rates and comparing these adjusted amounts to its prior period reported results. The difference between actual growth rates and constant currency growth rates represents the impact of foreign currency.

	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
(in millions)	Reported	Impact of Currency	Constant Currency	Reported	Impact of Currency	Constant Currency
Net Sales
Performance Solutions	$480.6	$(5.7)	$474.9	$1,390.0	$12.4	$1,402.4
Agricultural Solutions	423.7	(9.1)	414.6	1,317.2	(15.4)	1,301.8
Total	$904.3	$(14.8)	$889.5	$2,707.2	$(3.0)	$2,704.2
Adjusted EBITDA
Performance Solutions	$115.5	$(1.2)	$114.3	$320.5	$4.7	$325.2
Agricultural Solutions	81.1	(3.4)	77.7	274.4	2.2	276.6
Total	$196.6	$(4.6)	$192.0	$594.9	$6.9	$601.8

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Organic Sales Growth:
Organic sales growth is defined as net sales excluding the impact of foreign currency translation, changes due to the price of certain metals, and acquisitions and/ or divestitures, as applicable. Management believes this non-GAAP financial measure provides investors with a more complete understanding of the underlying net sales trends by providing comparable sales over differing periods on a consistent basis.
The following tables reconcile GAAP net sales growth to organic sales growth for the three and nine months ended September 30, 2017:

	Three Months Ended September 30, 2017
	Reported Net Sales Growth	Impact of Currency	Metals	Acquisitions	Organic Sales Growth
Performance Solutions	6%	(1)%	(1)%	—%	4%
Agricultural Solutions	(3)%	(2)%	—%	—%	(5)%
Total	2%	(2)%	—%	—%	(1)%

	Nine Months Ended September 30, 2017
	Reported Net Sales Growth	Impact of Currency	Metals	Acquisitions	Organic Sales Growth
Performance Solutions	6%	1%	(2)%	—%	5%
Agricultural Solutions	—%	(1)%	—%	—%	(2)%
Total	3%	—%	(1)%	—%	2%
For the three and nine months ended September 30, 2017, metals pricing had a positive impact on Performance Solutions' and our consolidated results of $3.4 million and $25.3 million, respectively. For the nine months ended September 30, 2017, Performance Solutions' and our consolidated results benefited from acquisitions by $2.8 million.
Adjusted Earnings Per Share:
Adjusted earnings per share is defined as net loss attributable to common stockholders adjusted to reflect adjustments consistent with our definition of adjusted EBITDA. Additionally, the Company eliminates the amortization associated with (i) intangibles assets recognized in purchase accounting for acquisitions and (ii) costs capitalized in connection with obtaining regulatory approval of our products (“registration rights”) as part of ongoing operations, and deducts capital expenditures associated with obtaining these registration rights. Further, it adjusts the effective tax rate to 35% as described in the notes to the footnotes to the non-GAAP measures reconciliations. The resulting adjusted net income available to stockholders is divided by the number of shares of outstanding common stock plus the number of shares that would be issued if all Platform's convertible stock were converted to common stock, stock options were vested and exercised, and awarded equity grants were vested at each period presented. Adjusted earnings per share is a key metric used by management to measure operating performance and trends. In particular, the exclusion of certain expenses in calculating adjusted earnings per share facilitates operating performance comparisons on a period-to-period basis.

9

		Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)		2017	2016	2017	2016
Net (loss) income attributable to common stockholders		$(69.2)	$104.7	$(154.7)	$(39.0)
Reversal of amortization expense	(1)	71.2	68.0	207.0	199.1
Adjustment for investment in registration of products	(1)	(7.7)	(7.0)	(25.8)	(22.4)
Restructuring expense	(2)	9.4	7.3	21.0	19.5
Amortization of inventory step-up	(3)	—	—	—	11.7
Acquisition and integration costs	(4)	0.5	3.2	4.5	27.4
Non-cash change in fair value of contingent consideration	(5)	1.0	0.2	3.2	4.3
Legal settlement	(6)	—	—	(10.6)	(2.8)
Foreign exchange loss on foreign denominated external and internal long-term debt	(7)	26.4	12.0	95.4	58.7
Debt refinancing costs	(8)	0.8	—	14.7	—
Gain on settlement agreement related to Series B Convertible Preferred Stock	(9)	—	(103.0)	—	(103.0)
Non-cash change in fair value of preferred stock redemption liability	(9)	—	(6.0)	—	(6.0)
Costs related to Proposed Separation	(10)	5.5	—	9.2	—
Other, net	(11)	3.7	4.7	14.7	7.9
Tax effect of pre-tax non-GAAP adjustments	(12)	(38.8)	7.2	(116.7)	(68.0)
Adjustment to estimated effective tax rate	(12)	47.6	(9.8)	96.3	69.5
Gain on amendment of Series B Convertible Preferred Stock	(9)	—	(32.9)	—	(32.9)
Adjustment to reverse income (loss) attributable to certain non-controlling interests	(13)	0.7	(5.7)	2.6	(8.4)
Adjusted net income attributable to common stockholders		$51.1	$42.9	$160.8	$115.6

Adjusted earnings per share	(14)	$0.17	$0.14	$0.54	$0.42

Adjusted common shares outstanding	(14)	300.2	298.6	300.3	276.9

(1)
The Company eliminates amortization associated with (i) intangible assets recognized in purchase accounting for acquisitions and (ii) costs capitalized in connection with obtaining regulatory approval of its products ("registration rights") as part of ongoing operations, and deducts capital expenditures associated with obtaining these registration rights. The Company believes this adjustment provides insight with respect to the cash flows necessary to maintain and enhance the Company's product portfolio.

(2)
Adjusted for cost of restructuring acquired businesses in both the Agricultural Solutions and Performance Solutions segments. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(3)
Adjustment for purchase accounting fair value adjustment to inventory associated with the acquisitions of Alent plc and OMG Electronic Chemicals (M) Sdn Bhd, charged to cost of sales. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(4)
The Company adjusts for costs associated with acquisitions, including costs of obtaining related financing such as investment banking, legal, and accounting fees, and transfer taxes in 2017 and 2016. 2016 adjustments also included the costs associated with a closed investigation related to certain past business practices of Arysta LifeScience Limited, an acquired company, and costs of integrating acquisitions. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(5)
The Company adjusts for the change in fair value of the contingent consideration related to the acquisition of MacDermid, Incorporated (the "MacDermid Acquisition"). The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(6)
The Company adjusts for certain legal settlements that are not considered to be reflective of ongoing operations, including the 2017 adjustment related to a settlement agreement reached between MacDermid Printing Solutions LLC (now known as MacDermid Graphics Solutions LLC) and E.I. du Pont de Nemours and Company (now known as DowDuPont, Inc.) which resulted in a net gain in the second quarter of 2017 of $10.6 million.

(7)	The Company adjusts for foreign exchanges gains and losses on long-term intercompany and third-party debt because the period-

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to-period movement of these currencies are out of its control, are expected to offset on a long-term basis, and, due to their long-term nature, are not fully realized. The Company does not exclude foreign exchange gains and losses on short-term intercompany and third-party payables and receivables.

(8)
The Company adjusts for costs related to its term debt refinancing in 2017 because they are not considered to be reflective of ongoing operations, which consisted of $8.5 million, related primarily to the write-off of deferred financing fees and original issuance discounts on the modification of the existing debt, and $6.1 million of debt issuance costs.

(9)
The Company accounted for the settlement agreement as an amendment to the Series B convertible preferred stock (the "Series B Convertible Preferred Stock") and, as a result, recognized gains in net income of $103 million and income available to common stockholders of $32.9 million related to the amendment. Further, the Company recognized a gain of $6.0 million related to the adjustment of the Series B Preferred Stock to fair value subsequent to the amendment. The Company adjusted these gains because they are not representative of ongoing operations. These gains were included in income available to common stockholders for the computation of GAAP basic earnings per share; however, they were excluded for the computation of GAAP diluted earnings per share.

(10)
The Company adjusts for costs related to its proposed separation of its Agricultural Solutions business into an independent company (the "Proposed Separation"), as announced on August 24, 2017, which is expected to be completed in 2018. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(11)
2017 adjustments include non-recurring senior executive severance and costs associated with non-recourse factoring programs that are not included in interest expense. 2016 adjustments primarily corresponded to the write down of certain fixed assets that were subsequently disposed, as well as gain on the disposal of an equity investment. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(12)
The Company adjusts its effective tax rate to 35%. This adjustment does not reflect the Company’s current or near-term tax structure, including limitations on its ability to utilize net operating losses and foreign tax credits in certain jurisdictions. These factors significantly increase the Company's effective tax rate from 35%. As a result of current tax structure, the Company’s effective tax rate in accordance with GAAP was (130.2)% and (81.5)% for the three and nine months ended September 30, 2017, respectively. The Company also applies an effective tax rate of 35% to pre-tax non-GAAP adjustments. The Company adjusts the effective tax rate because it believes it provides a meaningful comparison of its performance between periods.

(13)
The Company adjusts for the loss or income attributable to non-controlling interest created at the time of the MacDermid Acquisition because holders of such equity interest are expected to convert their holdings into shares of Platform's common stock. Further, the Company adjusts for the impact a sale of a business has on non-controlling interests. The Company adjusts these costs because they are not considered to be reflective of ongoing operations.

(14)
The Company defines "Adjusted common shares" as the outstanding shares of Platform's common stock at September 30, 2017 and 2016 plus the number of shares that would be issued if all convertible stock were converted into Platform's common stock, stock options were vested and exercised, and awarded equity grants were vested as of September 30, 2017 and 2016. The Company adjusts the outstanding shares of Platform's common stock for this calculation to provide an understanding of the Company’s results of operations on a per share basis.

CALCULATION OF NON-GAAP ADJUSTED COMMON SHARES AT SEPTEMBER 30, 2017 AND 2016 (Unaudited)

	2017				2016
(in millions)	Q1	Q2	Q3	YTD Average	Q1	Q2	Q3	YTD Average
Basic outstanding common shares	285.7	286.3	287.1	286.4	229.5	229.6	278.4	245.8
Number of shares issuable upon conversion of Series B Convertible Preferred Stock	—	—	—	—	21.1	22.1	5.5	16.2
Number of shares issuable upon conversion of PDH Common Stock	6.4	5.8	5.1	5.8	8.0	8.0	8.0	8.0
Number of shares issuable upon conversion of Series A Preferred Stock	2.0	2.0	2.0	2.0	2.0	2.0	2.0	2.0
Number of shares issuable upon vesting and exercise of Stock Options	0.7	0.7	0.7	0.7	0.5	0.6	0.6	0.6
Number of shares issuable upon vesting of granted Equity Awards	5.5	5.4	5.3	5.4	3.8	3.9	4.1	3.9
Adjusted common shares	300.3	300.3	300.2	300.3	266.0	266.2	298.6	276.9

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EBITDA and Adjusted EBITDA:
EBITDA represents earnings before interest, provision for income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding the impact of additional items, which are not representative or indicative of our ongoing business as described in the footnotes to the non-GAAP measures reconciliations. Adjusted EBITDA for each segment also includes an allocation of corporate costs, such as compensation expense and professional fees. Management believes adjusted EBITDA and adjusted EBITDA margin provide investors with a more complete understanding of the long-term profitability trends of Platform’s business, and facilitate comparisons of its profitability to prior and future periods. However, these measures, which do not consider certain cash requirements, should not be construed as an alternative to net income or cash flow from operations as a measure of profitability or liquidity.

		Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)		2017	2016	2017	2016
Net (loss) income attributable to common stockholders		$(69.2)	$104.7	$(154.7)	$(39.0)
Add (subtract):
Gain on amendment of Series B Convertible Preferred Stock	(9)	—	(32.9)	—	(32.9)
Net income (loss) attributable to the non-controlling interests		2.9	(5.9)	4.8	(4.7)
Income tax expense		37.5	20.4	67.3	65.7
Interest expense, net		85.6	98.5	260.0	289.7
Depreciation expense		21.3	18.9	58.4	55.8
Amortization expense		71.2	68.0	207.0	199.1
EBITDA		149.3	271.7	442.8	533.7
Adjustments to reconcile to adjusted EBITDA:
Restructuring expense	(2)	9.4	7.3	21.0	19.5
Amortization of inventory step-up	(3)	—	—	—	11.7
Acquisition and integration costs	(4)	0.5	3.2	4.5	27.4
Non-cash change in fair value of contingent consideration	(5)	1.0	0.2	3.2	4.3
Legal settlements	(6)	—	—	(10.6)	(2.8)
Foreign exchange loss on foreign denominated external and internal long-term debt	(7)	26.4	12.0	95.4	58.7
Debt refinancing costs	(8)	0.8	—	14.7	—
Gain on settlement agreement related to Series B Convertible Preferred Stock	(9)	—	(103.0)	—	(103.0)
Non-cash change in fair value of preferred stock redemption liability	(9)	—	(6.0)	—	(6.0)
Costs related to Proposed Separation	(10)	5.5	—	9.2	—
Other, net	(11)	3.7	4.7	14.7	7.9
Adjusted EBITDA		$196.6	$190.1	$594.9	$551.4
NOTE: See footnote descriptions below the Adjusted Earnings Per Share table.
CONTACT:
Investor Relations Contact:
Carey Dorman
Senior Director - Corporate Development
Platform Specialty Products Corporation
1-561-406-8465
Media Contact:
Liz Cohen
Weber Shandwick
1-212-445-8044

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